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                                                                    EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

 FREEREALTIME.COM RECEIVES COMMITMENTS IN EXCESS OF $10 MILLION FROM STRATEGIC
           INVESTORS; ENTERS BROAD ALLIANCE WITH JEFFERIES & COMPANY

                COMPLETES MAJOR CONDITIONS FOR REDCHIP.COM MERGER

IRVINE, CA -- August 16, 2000 -- FreeRealTime.com, Inc. (OTCBB: FRTI), a leading Web-centric financial information services company that plans to merge with the privately-held RedChip.com, Inc., announced today it has received commitments in excess of $10 million in private equity financing. Most of the funding comes from strategic investors, including Los Angeles-based Jefferies & Company, Inc., a national institutional brokerage and investment banking firm, as the lead investor. Jefferies' significant investment was the centerpiece of a wide-ranging strategic alliance with the Company. FreeRealTime.com stated that the Jefferies' strategic alliance, together with the equity funding, provides substantially all the resources necessary for its 2001 business plan and growth initiatives. Completion of the financing was also the final major condition to FreeRealTime.com's previously announced merger with RedChip.com, the award winning investment research and information firm devoted to "discovering tomorrow's Blue Chips today." The companies have now cleared all regulatory and financing hurdles and expect to close their merger shortly.

The strategic alliance between Jefferies and FreeRealTime.com has been entered, concurrent with the equity placement, pursuant to a signed a letter of intent
(LOI). Under terms of the LOI, FreeRealTime.com and Jefferies plan a broad-based alliance to provide Web-based financial transaction services and to jointly market investment information services, including the distribution of public and private securities by Jefferies and DigitalOffering.com, FreeRealTime.com's planned online distribution portal for these types of transactions. The proposed alliance contemplates the issuance of additional common stock to Jefferies in exchange

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for its contribution of technology resources, including licenses of existing trading systems as well as ongoing development resources for co-developed trading tools and execution services. Additionally, the proposed alliance includes certain joint marketing and selling arrangements for FreeRealTime.com and, subsequent to the merger, RedChip.com products and services. The parties will share any revenues and fees generated in future periods from the alliance activities, and the proposed arrangements provide that Jefferies may receive its share of revenues in shares of FreeRealTime.com common stock in lieu of cash.

FreeRealTime.com announced oversubscribed commitments for the $10 million private placement that consists of up to 3.8 million shares of the Company's common stock. The Company announced a first closing in excess of $7.5 million, thereby completing the financing condition in the RedChip.com merger, and has additional commitments which oversubscribe the maximum $10 million private placement approved by FreeRealTime.com's Board of Directors. The funds from the transaction will be used for working capital and general corporate purposes, including funding the business plans of the combined FreeRealTime.com and RedChip.com well into 2001. As recently reported, for the fiscal first quarter ended June 30, 2000, FreeRealTime.com produced its first operating profit (before non-cash items) as a public company. Pursuant to its role as the largest corporate stockholder in the Company and the strategic alliance, Jefferies will be an active investor in FreeRealTime.com with two seats on the Board of Directors. Roth Capital Partners, a full service investment banking firm based in Southern California, was also a significant strategic investor in the private financing, and, while already a major stockholder in RedChip.com, Roth reaffirmed its strategic alliance and Board participation with the combined company. Other strategic investors included The Millennium-Hanson Fund, a venture fund associated with Sir Robert Hanson of the U.K., and investment affiliates of Thomson Kernaghan & Co., Ltd., one of the oldest independent institutional brokerage and investment banking firms in Canada.

Geoffrey Moore, Chairman and Co-Chief Executive Officer of FreeRealTime.com, stated, "We are extremely excited about the Jefferies' strategic alliance. They bring us extensive resources in two broad areas: first, trading tools and execution technologies, where they are an acknowledged leader; and, second, national scope as an institutional trading and investment banking firm with a leading position in capital markets services for RedChip.com-type companies, or emerging growth and middle market public concerns. With access to these resources, our stockholders should benefit from the alliance in a number of ways. The Jefferies relationship should


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significantly broaden our sales and marketing capabilities for investment information services and programs, particularly for the RedChip.com research services to their large base of institutional clients. They can also substantially accelerate our strategic plans to launch securities offerings and trading services for SOHO institutional and independent investors. All told, this alliance holds much promise, and they've certainly `backed up' their commitment by becoming the lead investor in this private financing, our single largest institutional stockholder, and an active participant on our Board."

John C. Shaw, Jr., Co-President of Jefferies, stated "FreeRealTime.com has done a great job attracting a large membership base of sophisticated independent investors with their array of investment information, research and analytic tools. Their customers have been asking for more value-added services, especially trading tools and execution services, and we've got substantial technology resources in this area that we plan to make available pursuant to this alliance. Additionally, we are a leading trader in hundreds of RedChip.com-type public companies and have strong relationships with virtually all the leading institutional investors in this area, so we've got a number of natural synergies to exploit between our firm and the merged company's RedChip.com services."

Richard B. Handler, Co-President of Jefferies, commented, "We didn't just want to be a trading and marketing partner with FreeRealTime.com, we wanted to be a significant shareholder. Together with the resources we can bring through this alliance, the merged company has strategic plans and growth initiatives underway that, we think, represent compelling opportunities to create shareholder value."

ABOUT FREEREALTIME.COM

FreeRealTime.com, Inc. is a leading digital financial media company, empowering investors with the information and tools they need in order to make knowledgeable-investing decisions. The FreeRealTime.com Web site delivers an extensive array of stock market data, business information, communication tools, and sophisticated research and investment management tools for institutional investors, brokers and independent investors. Launched in 1998, the FreeRealTime.com community now has over 1.27 million members. FreeRealTime.com has been recognized as a leader by such notable sources as CNBC, Online Investor, Forbes, The Wall Street Journal, and The Los Angeles Times. Nielsen//NetRatings also recently ranked


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FreeRealTime.com as the "stickiest" financial site used at home and the second
"stickiest" of ALL sites used at home. FreeRealTime.com's business partners include such premiere organizations as Telescan, Go2Net, InfoSpace, Market Guide and JagNotes. Visit FreeRealTime.com's Web site at http://www.freerealtime.com.

ABOUT JEFFERIES & COMPANY, INC.

Jefferies & Company, Inc. is an institutional brokerage firm focused on trading in equity, high yield, convertible and international securities, as well as research for institutional investors, and an investment bank providing capital raising, merger, acquisition, and restructuring services for middle market companies. Jefferies is also a leader in equity trading for institutional investors, as recognized by numerous consulting and survey organizations.

Further information about Jefferies, including a description of trading, research and investment banking services, can be found at Jefferies' Web site, http://www.jefco.com.

ABOUT REDCHIP.COM

RedChip.com, Inc.(TM) is a vertical portal serving "Tomorrow's Blue Chips" companies and their investors. The Company publishes proprietary equity research on nearly 270 companies under The RedChip Review(R) banner, as well as information about the small-cap markets and individual companies under the RedChip Reporter(TM), RedChip Radar(TM), and RedChip Profile(TM) trademarks. RedChip.com(TM) was recently recognized by Forbes' "Best of the Web" as the "Best of the Best" top small-cap site. Forbes' staff evaluated over 5,000 Web sites and grouped the best of these into more than 90 categories, with one site in each category--the "Best of the Best"--as Forbes' favorite. Forbes said that investors value the RedChip(TM) site for the quality of its independent research and for the breadth and depth of information presented to investors, including research coverage on 270 companies, more than 5,000 investment profiles, small-cap news and commentary, real-time trading information, and webcast research conferences and management presentations. In addition, RedChip(TM) analysts' recommendations have consistently outperformed major benchmarks. Headquartered in Portland, Oregon, RedChip.com(TM) also has offices in Minneapolis, San Francisco, Los Angeles, and New York. Visit RedChip.com's Web site at http://www.redchip.com/.


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Safe Harbor. Except for any historical information contained herein, the matters discussed in this news release contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Matters relating to the Company's traffic, business expansion and initiatives, subscriber growth, and site usage reflect current information and involve certain risks and uncertainties, including, without limitation, changes in product demand, changes in competition and other economic conditions. These statements may or may not be indicative of future demand and developments. Risks and uncertainties are described in the company's filings with the SEC. Prospective investors are cautioned not to place undue reliance on forward-looking statements. . FreeRealTime.com undertakes no obligation to update or release publicly the result of any revisions to these statements that may be made to reflect future events, developments or circumstances. The Jefferies Strategic Alliance has been entered based on a letter of intent. We will commence negotiations on definitive agreements; however, there can be no assurance that we will be able to enter into such definitive agreements or, if we do, that we will realize any benefits from the strategic alliance with Jefferies. We have received executed subscription agreements that fulfill the difference between the maximum authorized $10 million private placement and the first closing on the minimum financing condition of $7.5 million; however, there can be no assurance that such subscription agreements will be funded or that the maximum $10 million private placement will be closed.


CONTACT:

        Charles Messman                        Jefferies & Co, Inc.
        Todd Kehrli                            Tom Tarrant
        MKR Group                              (203) 708-5989
        415-934-6811                           ttarrant@jefco.com
        cmessman@mkr-group.com                 www.jefco.com
        tkehrli@mkr-group.com


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